UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 21, 2018

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
NEW YORK
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 FROM ROAD, SUITE 375 PARAMUS, NEW JERSEY	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Annual Meeting. The 2018 Annual Meeting of Shareholders of the Company was held on June 21, 2018.

(b) Matters Voted Upon; Voting Results. The following matters were submitted for a vote of the Company’s shareholders.

Matter One. Election of Directors. Each of the nine nominees listed below was elected a director of the Company to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Votes For	Number of Votes Withheld	Number of Broker Non-Votes
Margaret Hayes Adame	75,896,928	860,437	1,252,234
Peter A. Bridgman	76,438,431	318,934	1,252,234
Richard J. Coté	76,062,817	694,548	1,252,234
Alex Grinberg	76,175,641	581,724	1,252,234
Efraim Grinberg	76,323,181	434,184	1,252,234
Alan H. Howard	76,033,240	724,125	1,252,234
Richard Isserman	76,254,491	502,874	1,252,234
Nathan Leventhal	75,903,539	853,826	1,252,234
Maurice Reznik	76,567,617	189,748	1,252,234

Matter Two. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2019.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
77,755,562	210,272	43,765	-

Matter Three. Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders.

Number of Votes For	Number of Votes Against	Number of Votes Abstaining	Number of Broker Non-Votes
76,238,581	473,740	45,044	1,252,234

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 25, 2018
MOVADO GROUP, INC.

By:	/s/ Mitchell C. Sussis
Name:	Mitchell C. Sussis
Title:	Senior Vice President and General Counsel